UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

February 28, 2005

Date of Report (Date of earliest event reported)

AAMES INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

1-32340	34-1981408
(Commission File Number)	(IRS employer identification no.)

350 South Grand Ave, 43rd Floor

Los Angeles, CA 90071

(Address of principal executive offices) (Zip Code)

(323) 210-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 24f0.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 10, 2005, Aames Investment Corporation issued the attached press release disclosing its financial results for the quarter ended March 31, 2005. The full text of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

On May 10, 2005, Aames Investment provided the following presentation during its March 2005 Quarterly Earnings Call. These presentation materials are attached as Exhibit 99.2 and are incorporate herein by reference.

Item 8.01 Other Events

Aames Investment is releasing the following information concerning delinquency and loss in its loan servicing portfolio regarding its mortgage-backed securities. Aames Investment is releasing this information in response to inquiries received from members of the financial community. Copies of this information with respect to adjustable rate loans are attached as Exhibits 99.3 and 99.4 and copies of this information with respect to fixed rate loans are attached as Exhibits 99.5 and 99.6.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements: None

(b)	Pro forma financial information: None

(c)	Exhibits:

99.1 March 2005 Quarterly Earnings Press Release dated May 10, 2005

99.2 March 2005 Quarterly Earnings Conference Call Presentation

99.3 Information concerning delinquency and loss in the loan servicing portfolio of Aames Investment Corporation as of February 2005 (Adjustable Rate Loans)

99.4 Information concerning delinquency and loss in the loan servicing portfolio of Aames Investment Corporation as of March 2005 (Adjustable Rate Loans)

99.5 Information concerning delinquency and loss in the loan servicing portfolio of Aames Investment Corporation as of February 2005 (Fixed Rate Loans)

99.6 Information concerning delinquency and loss in the loan servicing portfolio of Aames Investment Corporation as of March 2005 (Fixed Rate Loans)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAMES INVESTMENT CORPORATION

By:	/s/ Patrick D. Grosso
Patrick D. Grosso
Assistant Secretary

Dated: May 10, 2005